Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

resTORbio, Inc.:

We consent to the use of our report dated October 26, 2017, except for note 14, as to which the date is January 16, 2018 incorporated by reference herein.

/s/ KPMG LLP

KPMG LLP

Cambridge, Massachusetts

January 26, 2018